Exhibit 99.1

Tronox Reports First Quarter 2017 Financial Results

First Quarter Highlights:

•	Revenue of $569 million up 20 percent versus prior year; TiO2 up 33 percent

•	GAAP diluted EPS of ($0.35); adjusted EPS of ($0.26) (Non-GAAP)

•	Income from operations of $16 million (GAAP); adjusted EBITDA of $101 million up 153 percent or $61 million versus prior year (Non-GAAP)

•	TiO2 income from operations of $32 million; adjusted EBITDA of $85 million up 286 percent or $63 million versus prior year; free cash flow of $91 million(1)

•	Alkali income from operations of $19 million; adjusted EBITDA of $38 million up 6 percent versus prior year; free cash flow of $41 million(1)

•	TiO2 pigment selling prices up 4 percent sequentially and 16 percent above prior year

•	Cristal TiO2 acquisition integration planning and process to market Alkali business both underway

•	Cash of $265 million and total liquidity of $560 million(2)

•	Board declared quarterly dividend of $0.045 per share payable on May 25, 2017 to shareholders of record of company’s Class A and Class B ordinary shares at close of business on May 15, 2017

(1)	Free cash flow equals cash flow provided by (used in) operating activities less capital expenditures (Non-GAAP)
(2)	Total liquidity includes cash on hand and availability under current revolvers

STAMFORD, Conn., (May 3, 2017) – Tronox Limited (NYSE:TROX) reported revenue of $569 million for the first quarter 2017, up 20 percent compared to $476 million in the first quarter 2016 and up 4 percent compared to $549 million in the fourth quarter 2016.  Income from operations of $16 million in the quarter improved from a loss from operations of $31 million in the year-ago quarter and compared to income from operations of $33 million in the prior quarter.  Net loss attributable to Tronox Limited of $41 million, or ($0.35) per diluted share, improved from a net loss attributable to Tronox Limited of $93 million, or ($0.80) per diluted share in the year-ago quarter and compared to net income attributable to Tronox Limited of $122 million, or $1.00 per diluted share in the prior quarter, which included a corporate reorganization tax benefit and a restructuring benefit totaling $138 million, or $1.14 per diluted share.  Adjusted net loss attributable to Tronox Limited (Non-GAAP) was $30 million, or ($0.26) per diluted share.  Adjusted EBITDA of $101 million was 153 percent, or $61 million, higher than the $40 million reported in the year-ago quarter and compared to $105 million in the prior quarter.

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Tom Casey, chairman and CEO of Tronox, said: “Our first quarter performance provided a very strong start to 2017 as our TiO2 and Alkali businesses combined to deliver $123 million of adjusted EBITDA and $132 million of free cash flow.  Our TiO2 business exceeded the aggressive goals we set for first quarter performance with revenue growth of 33 percent and adjusted EBITDA growth of 286 percent compared to the year-ago quarter.  Driving this strong performance in TiO2 were higher pigment selling prices, up 4 percent sequentially and 16 percent above prior year, higher sales volumes, including the highest single-month pigment sales volumes since June 2009 achieved in March, significantly higher titanium feedstock and zircon sales and continued cost savings from our Operational Excellence program.  Alkali delivered adjusted EBITDA of $38 million and free cash flow of $41 million despite record severe winter weather conditions at our Wyoming production facility which impacted adjusted EBITDA by $4 million in the quarter.  Our cash generation performance further strengthened our balance sheet, as we closed the quarter with $265 million of cash on hand and liquidity of $560 million.

“We see the momentum in our TiO2 business continuing across the balance of this year and expect to benefit from additional pigment selling price increases, firming market conditions for titanium feedstock and co-products, continued margin expansion from top line growth in both pigment and historically higher margin feedstock as well as cost savings from our Operational Excellence program,” said Casey.

Casey concluded, “The first quarter was a milestone one for Tronox, marked by the signing of a definitive agreement to acquire Cristal’s TiO2 business.  Our integration planning is underway so that we can from day one realize the substantial value creation enabled by our combination.  We also began a process to market our Alkali business and have received strong initial expressions of interest from both strategic and financial parties.  At the same time, we continue our laser-like focus on generating high performance from our current portfolio.  We are confident that 2017 will be a year of strong performance and that 2018 will be a transformational one for Tronox.”

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First Quarter 2017

Tronox TiO2

TiO2 segment revenue of $378 million was 33 percent higher than $285 million in the year-ago quarter, driven by higher pigment sales volumes and selling prices coupled with higher zircon and CP slag sales volumes.  Pigment sales of $272 million increased 26 percent compared to $216 million in the year-ago quarter, as sales volumes increased 9 percent and average selling prices increased 16 percent (17 percent on a local currency basis).  Pigment selling prices were higher in all regions.  Titanium feedstock and co-products sales of $92 million increased 61 percent from $57 million in the year-ago quarter.  Zircon sales volumes increased 89 percent as a result of healthy demand coupled with tighter inventories, while selling prices were 10 percent lower than year-ago levels. CP slag shipments sold under a contract for 100,000 metric tons began in the first quarter whereas there were no sales of CP slag in the prior-year quarter.  Ilmenite sales volumes increased 35 percent.  Sales volumes for natural rutile were 4 percent lower while selling prices increased 4 percent.  Pig iron sales volumes were 8 percent lower while selling prices were 28 percent above the prior-year quarter.  Pig iron selling prices tend to follow iron ore selling prices.

Compared sequentially, TiO2 segment revenue of $378 million increased 7 percent versus $352 million in the fourth quarter, driven by higher pigment sales volumes and selling prices.  Pigment sales of $272 were 11 percent higher than sales of $246 million in the fourth quarter, as sales volumes increased 6 percent and selling prices increased 4 percent (4 percent on a local currency basis).  Selling prices were higher in all regions.  Titanium feedstock and co-products sales of $92 million were level to the fourth quarter.  CP titanium slag sales were level while ilmenite sales volumes increased 86 percent.  Zircon sales volumes were 4 percent lower while selling prices improved by 1 percent.  Natural rutile sales volumes were level and selling prices were 3 percent lower.  Pig iron sales volumes increased 11 percent and selling prices were 26 percent higher.

TiO2 segment adjusted EBITDA of $85 million was 286 percent, or $63 million, higher than $22 million in the year-ago quarter driven by higher pigment sales volumes and selling prices, significant cost reductions resulting from its Operational Excellence program and the benefit of higher pigment production efficiency and plant utilization.  Compared sequentially, adjusted EBITDA of $85 million improved by 6 percent from $80 million in the fourth quarter, driven by higher pigment sales volumes and selling prices.  TiO2 segment income from operations of $32 million improved from a loss of $36 million in the year-ago quarter and income from operations of $18 million in the prior quarter.  TiO2 delivered free cash flow of $91 million in the first quarter, as cash provided by operating activities was $111 million and capital expenditures were $20 million.

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Tronox Alkali

Alkali segment revenue of $191 million was level to the year-ago quarter as sales volumes were 5 percent higher and selling prices were 4 percent lower.  Revenue in the quarter was reduced by $5 million as lower sales volumes resulted from lower production volumes due to record severe winter weather conditions at its Wyoming production facility early in the quarter.  In the domestic market, sales volumes were 3 percent lower due to lower demand from container glass and detergent markets while selling prices were 2 percent lower due to customer mix and freight pass-through costs.  In export markets, sales volumes increased 13 percent driven by strong demand in Asia-Pacific and Latin America while selling prices were 2 percent lower than the year-ago quarter.

Compared sequentially, Alkali revenue of $191 million declined 3 percent from $197 million in the fourth quarter, as sales volumes declined 3 percent driven by lower production volumes resulting from the record severe winter weather conditions in Wyoming.  Selling prices were level to the fourth quarter.  Domestic sales volumes declined 4 percent while selling prices were 2 percent higher.  Export sales volumes and selling prices were both 2 percent lower than the prior quarter.

Alkali segment adjusted EBITDA of $38 million increased from $36 million in the year-ago quarter driven by operating cost reductions and higher plant efficiencies.  Adjusted EBITDA in the quarter was reduced by $4 million as a result of the record severe winter weather conditions.  Compared sequentially, Alkali segment adjusted EBITDA of $38 million declined from $46 million in the fourth quarter driven by lower sales and production volumes and higher energy and operating costs, primarily resulting from the record severe winter weather conditions.  Alkali segment income from operations of $19 million compared to $21 million in the year-ago quarter and $31 million in the prior quarter.  Alkali delivered free cash flow of $41 million in the first quarter, as cash provided by operating activities was $53 million and capital expenditures were $12 million.

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Corporate

Corporate loss from operations was $35 million compared to a loss from operations of $16 million in the year-ago quarter and a loss from operations of $16 million in the fourth quarter.  The higher loss from operations in the first quarter resulted from higher professional fees of $15 million primarily related to the Cristal transaction and the process to market our Alkali business, as well as certain non-cash employee retirement-related and other costs of $10 million.  Corporate adjusted EBITDA was ($22) million compared to adjusted EBITDA of ($18) million in the year-ago quarter and adjusted EBITDA of ($21) million in the prior quarter.  Corporate cash used in operations was $104 million which included a semi-annual bond interest payment of $51 million made in the first and third quarters each year.

Consolidated

Selling, general and administrative expenses were $74 million in the first quarter compared to $50 million in the year-ago quarter and $59 million in the prior quarter. The higher expenses in the first quarter also resulted from higher professional fees of $15 million primarily related to the Cristal transaction and the process to market our Alkali business, as well as certain non-cash employee retirement-related and other costs of $10 million.  Interest and debt expense of $46 million was level to $46 million in the year-ago quarter and compared to $47 million in the prior quarter.  On March 31, 2017, gross consolidated debt was $3,053 million, and debt, net of cash and cash equivalents, was $2,788 million.  Liquidity was $560 million and cash and cash equivalents on the balance sheet were $265 million.  Capital expenditures were $32 million and depreciation, depletion and amortization expense was $61 million.

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Webcast Conference Call

Tronox will conduct a conference call on Thursday, May 4, 2017, at 8:30 a.m. ET (New York).  The live call is open to the public via Internet broadcast and telephone.

Internet Broadcast:  http://www.tronox.com/
Dial-in telephone numbers:
U.S. / Canada: +1.877.831.3840
International: +1.253.237.1184
Conference ID: 4010868
Conference Call Presentation Slides will be used during the conference call and are available on our website at http://www.tronox.com/

Webcast Conference Call Replay: Available via the Internet and telephone beginning on Thursday, May 4, 2017, at 11:30 a.m. ET (New York), until 11:30 p.m. ET (New York), on Tuesday, May 9, 2017

Internet Replay: www.tronox.com
Replay dial-in telephone numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 4010868

Upcoming Conferences

During the second quarter 2017 a member of management is scheduled to present at the following conferences:

•	Wells Fargo Industrials Conference, New York, May 9, 2017

•	Goldman Sachs Basic Materials Conference, New York, May 17, 2017

•	Vertical Research Basic Materials Conference, Westbrook, CT, June 14-15, 2017

Accompanying conference materials will be available at http://investor.tronox.com

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About Tronox

Tronox Limited operates two vertically integrated mining and inorganic chemical businesses. Tronox TiO2 mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper, and other everyday products. Tronox Alkali mines trona ore and manufactures natural soda ash, sodium bicarbonate, caustic soda, and other compounds which are used in the production of glass, detergents, baked goods, animal nutrition supplements, pharmaceuticals, and other essential products.  For more information, visit www.tronox.com

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company's filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

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Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding Tronox Limited's operating results, we have disclosed in this press release certain non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, free cash flow and adjusted net loss attributable to Tronox.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the company may be different than non-U.S. GAAP financial measures presented by other companies.  The non-U.S. GAAP financial measures are provided to enhance the user's overall understanding of the company's operating performance. Specifically, the company believes the non-U.S. GAAP information provides useful measures to investors regarding the company's financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures are not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:

•
Reflect Tronox Limited's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•
Provide useful information to investors and others in understanding and evaluating Tronox Limited's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods;

•
Provide additional view of the operating performance of the company by adding interest expenses, taxes, depreciation, depletion and amortization to the net income. Further adjustments due to purchase accounting and stock-based compensation charges attempt to exclude items that are either non-cash or unusual in nature;

•	Assist investors to assess the company's compliance with financial covenants under its debt instruments;

•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies, and

•
We believe that the non-U.S. GAAP financial measure “Adjusted net loss attributable to Tronox Limited” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

Media Contact: Bud Grebey
Direct: +1.203.705.3721

Investor Contact: Brennen Arndt
Direct: +1.203.705.3722
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TRONOX LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (US GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Three Months Ended March 31,
	2017	2016
Net sales	$569	$476
Cost of goods sold	479	455
Gross profit	90	21
Selling, general and administrative expenses	(74)	(50)
Restructuring expense	-	(2)
Income (loss) from operations	16	(31)
Interest and debt expense, net	(46)	(46)
Gain on extinguishment of debt	-	4
Other income (expense), net	(6)	(9)
Loss before income taxes	(36)	(82)
Income tax provision	(2)	(12)
Net loss	(38)	(94)
Net income (loss) attributable to noncontrolling interest	3	(1)
Net loss attributable to Tronox Limited	$(41)	$(93)

Loss per share, basic and diluted	$(0.35)	$(0.80)

Weighted average shares outstanding, basic and diluted (in thousands)	116,815	115,920

Other Operating Data:
Capital expenditures	$32	$33
Depreciation, depletion and amortization expense	$61	$55

The unaudited condensed consolidated financial statement information as of and for the three months ended March 31, 2016 has been revised. See revised schedules herein.

RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET LOSS
ATTRIBUTABLE TO TRONOX LIMITED  (U.S. GAAP)
TO ADJUSTED NET LOSS
ATTRIBUTABLE TO TRONOX LIMITED (NON-U.S. GAAP)

	Three Months Ended March 31,
	2017	2016

Net loss attributable to Tronox Limited (U.S. GAAP)	$(41)	$(93)

Transaction costs (a)	11	-
Restructuring expense (b)	-	2
Gain on extinguishment of debt (c)	-	(4)
Adjusted net loss attributable to Tronox Limited (Non-U.S. GAAP) (d)	$(30)	$(95)

Basic and diluted loss per share attributable to Tronox Limited (U.S. GAAP)	$(0.35)	$(0.80)

Transaction costs, per share	0.09	-
Restructuring expense, per share	-	0.02
Gain on extinguishment of debt, per share	-	(0.04)
Basic and diluted adjusted loss per share attributable to Tronox Limited (Non-U.S. GAAP)	$(0.26)	$(0.82)

Weighted average shares outstanding, basic and diluted (in thousands)	116,815	115,920

(a) Represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(b) Represents severance and other costs associated with the shutdown of our sodium chlorate plant, and other global restructuring efforts which was recorded in "Restructuring expense" in the unaudited Condensed Consolidated Statements of Operations.

(c)  Represents the gain associated with the repurchase of $20 million face value of the $900 million aggregate principal amount of senior notes (Senior Notes due 2020) and $600 million aggregate principal amount of senior notes (Senior Notes due 2022), which was recorded in "Gain on extinguishment of debt" in the unaudited Condensed Consolidated Statements of Operations.

(d) No income tax impact given full valuation allowance except for South Africa restructuring related costs of less than $1 million.

TRONOX LIMITED
SEGMENT INFORMATION
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended March 31,
	2017	2016

TiO2 segment	$378	$285
Alkali segment	191	191
Net sales	$569	$476

Income (loss) from operations
TiO2 segment	$32	$(36)
Alkali segment	19	21
Corporate	(35)	(16)
Income (loss) from operations	16	(31)
Interest and debt expense, net	(46)	(46)
Gain on extinguishment of debt	-	4
Other income (expense), net	(6)	(9)
Loss before income taxes	(36)	(82)
Income tax provision	(2)	(12)
Net loss	(38)	(94)
Net income (loss) attributable to noncontrolling interest	3	(1)
Net loss attributable to Tronox Limited	$(41)	$(93)

TRONOX LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

ASSETS	March 31, 2017	December 31, 2016
Current Assets
Cash and cash equivalents	$265	$248
Restricted cash	2	3
Accounts receivable, net of allowance for doubtful accounts	428	424
Inventories, net	510	532
Prepaid and other assets	40	49
Total current assets	1,245	1,256

Noncurrent Assets
Property, plant and equipment, net	1,816	1,831
Mineral leaseholds, net	1,606	1,607
Intangible assets, net	217	223
Inventories, net	14	14
Other long-term assets	24	22
Total assets	$4,922	$4,953

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$198	$181
Accrued liabilities	143	185
Short-term debt	150	150
Long-term debt due within one year	16	16
Income taxes payable	3	1
Total current liabilities	510	533

Noncurrent Liabilities
Long-term debt	2,887	2,888
Pension and postretirement healthcare benefits	120	122
Asset retirement obligations	74	73
Long-term deferred tax liabilities	155	152
Other long-term liabilities	32	32
Total liabilities	3,778	3,800

Commitments and Contingencies

Shareholders’ Equity
Tronox Limited Class A ordinary shares, par value $0.01 — 66,966,397 shares issued and 66,241,691 shares outstanding at March 31, 2017 and 65,998,306 shares issued and 65,165,672 shares outstanding at December 31, 2016	1	1
Tronox Limited Class B ordinary shares, par value $0.01 — 51,154,280 shares issued and outstanding at March 31, 2017 and December 31, 2016	-	-
Capital in excess of par value	1,536	1,524
Accumulated deficit	(66)	(19)
Accumulated other comprehensive loss	(480)	(497)
Total Tronox Limited shareholders' equity	991	1,009
Noncontrolling interest	153	144
Total equity	1,144	1,153
Total liabilities and equity	$4,922	$4,953

TRONOX LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended March 31,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(38)	$(94)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	61	55
Deferred income taxes	(1)	(1)
Share-based compensation expense	14	5
Amortization of deferred debt issuance costs and discount on debt	3	3
Pension and postretirement healthcare benefit expense	2	2
Gain on extinguishment of debt	-	(4)
Other, net	7	15
Contributions to employee pension and postretirement plans	(5)	(4)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable, net	(3)	26
(Increase) decrease in inventories, net	26	36
(Increase) decrease in prepaid and other assets	9	3
Increase (decrease) in accounts payable and accrued liabilities	(17)	(52)
Increase (decrease) in income taxes payable	2	11
Cash provided by operating activities	60	1

Cash Flows from Investing Activities:
Capital expenditures	(32)	(33)
Proceeds from the sale of assets	-	1
Cash used in investing activities	(32)	(32)

Cash Flows from Financing Activities:
Repayments of debt	(4)	(19)
Dividends paid	(6)	(30)
Tax payments for share-based compensation	(2)	-
Cash used in financing activities	(12)	(49)
Effects of exchange rate changes on cash and cash equivalents	1	3
Net increase (decrease) in cash and cash equivalents	17	(77)
Cash and cash equivalents at beginning of period	248	229
Cash and cash equivalents at end of period	$265	$152

TRONOX LIMITED
CONDENSED STATEMENT OF FREE CASH FLOWS (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended March 31, 2017

	TiO2	Alkali	Corporate	Consolidated

Income (loss) from operations (U.S. GAAP)	$32	$19	$(35)	$16
Depreciation, depletion and amortization expense	44	16	1	61
Other	9	3	12	24
Adjusted EBITDA (non-U.S. GAAP)	$85	$38	$(22)	$101

Adjusted EBITDA (non-U.S. GAAP)	$85	$38	$(22)	$101
Interest paid, net of capitalized interest and interest income	-	-	(68)	(68)
Income tax provision	-	-	(2)	(2)
Transaction costs	-	-	(11)	(11)
Contributions to employee pension and postretirement plans	(4)	(1)	-	(5)
Deferred income taxes	-	-	(1)	(1)
Other	3	-	26	29

Changes in assets and liabilities
(Increase) decrease in accounts receivable, net	(10)	7	-	(3)
(Increase) decrease in inventories, net	27	(1)	-	26
(Increase) decrease in prepaid and other assets	5	5	(1)	9
Increase (decrease) in accounts payable and accrued liabilities	5	5	(27)	(17)
Increase (decrease) in income taxes payable	-	-	2	2
Subtotal	27	16	(26)	17

Cash provided by (used in) operating activities (U.S. GAAP)	111	53	(104)	60

Capital expenditures	(20)	(12)	-	(32)
Free cash flow (non-U.S. GAAP)	$91	$41	$(104)	$28

TRONOX LIMITED
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended March 31,
	2017	2016

Net loss	$(38)	$(94)

Interest and debt expense, net	46	46
Interest income	(1)	(1)
Income tax provision	2	12
Depreciation, depletion and amortization expense	61	55
EBITDA	70	18

Share-based compensation (a)	14	5
Restructuring expense (b)	-	2
Foreign currency remeasurement (c)	3	14
Gain on extinguishment of debt (d)	-	(4)
Transaction costs (e)	11	-
Other items (f)	3	5

Adjusted EBITDA (g)	$101	$40

(a)	Represents non-cash share-based compensation.

(b)
Represents severance and other costs associated with the shutdown of our sodium chlorate plant, and other global restructuring efforts which was recorded in "Restructuring expense" in the unaudited Condensed Consolidated Statements of Operations.

(c)	Represents foreign currency remeasurement which is included in “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.

(d)
During 2016, we recognized $4 million of gain associated with the repurchase of $20 million face value of our Senior Notes due 2020 and Senior Notes due 2022, which was recorded in "Gain (loss) on extinguishment of debt" in the unaudited Condensed Consolidated Statements of Operations.

(e)
Represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(f)
Includes noncash pension and postretirement costs, severance expense, and other items included in “Selling, general and administrative expenses” and “Cost of goods sold” in the unaudited Condensed Consolidated Statements of Operations.

(g)	No income tax impact given full valuation allowance except for South Africa related restructuring costs.

The following table reconciles income (loss) from operations, the comparable measure for segment reporting under U.S. GAAP, to Adjusted EBITDA by segments for the periods presented:

	Three Months Ended March 31,
	2017	2016

TiO2 segment	$32	$(36)
Alkali segment	19	21
Corporate	(35)	(16)
Income (loss) from operations (U.S. GAAP)	16	(31)

TiO2 segment	44	40
Alkali segment	16	14
Corporate	1	1
Depreciation, depletion and amortization expense	61	55

TiO2 segment	9	18
Alkali segment	3	1
Corporate	12	(3)
Other	24	16

TiO2 segment	85	22
Alkali segment	38	36
Corporate	(22)	(18)
Adjusted EBITDA (non-U.S. GAAP)	$101	$40

TRONOX LIMITED
REVISION OF PREVIOUSLY ISSUED INTERIM UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(Millions of U.S. dollars)

Unaudited Condensed Consolidated Statement of Operations

	Three Months Ended March 31, 2016
	As Reported	Adjustment	Revised
Net sales	$475	$1	$476
Gross profit	20	1	21
Selling, general and administrative expenses	(47)	(3)	(50)
Loss from operations	(29)	(2)	(31)
Loss before income taxes	(80)	(2)	(82)
Net loss	(92)	(2)	(94)
Net loss attributable to Tronox Limited	(91)	(2)	(93)
Loss per share, basic and diluted	(0.78)	(0.02)	(0.80)

Unaudited Condensed Consolidated Balance sheet

	December 31, 2016
	As Reported	Adjustment	Revised
Accounts receivable, net of allowance for doubtful accounts	$421	$3	$424
Total current assets	1,253	3	1,256
Total assets	4,950	3	4,953
Accrued liabilities	174	11	185
Total current liabilities	522	11	533
Total liabilities	3,789	11	3,800
Accumulated deficit	(13)	(6)	(19)
Accumulated other comprehensive loss	(495)	(2)	(497)
Total Tronox Limited shareholders' equity	1,017	(8)	1,009
Total equity	1,161	(8)	1,153
Total liabilities and equity	4,950	3	4,953

Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended March 31, 2016
	As Reported	Adjustment	Revised
Net loss	$(92)	$(2)	$(94)
Other, net	14	1	15
(Increase) decrease in inventories, net	37	(1)	36
Increase (decrease) in accounts payable and accrued liabilities	(54)	2	(52)

Unaudited Condensed Consolidated Statement of Operations

	Three Months Ended December 31, 2016
	As Reported	Adjustment	Revised
Net sales	$548	$1	$549
Gross profit	90	1	91
Income from operations	32	1	33
Interest and debt expense, net	46	1	47